Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports First Quarter Fiscal Year 2024 Financial Results

Revenue Growth of 19% and Operating Leverage Doubles GAAP EPS

Cloud Adoption Drives 30% Growth in SaaS ARR

Morrisville, NC, November 1, 2023 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its first quarter ended September 30, 2023.

"Extreme delivered another quarter of double-digit growth as we continued to increase both market and mindshare with new customers, while expanding our presence within our existing base," said Ed Meyercord, President and Chief Executive Officer. "Our funnel of new opportunities continued to grow double-digits and the value of deals over $1 million once again grew from the prior quarter. Our highly differentiated cloud solutions deliver simplicity, flexibility and actionable insights to customers, making it easier to manage and secure their networks. And our subscription bookings and SaaS ARR growth of 30% are a testament to that. We continue to focus on gaining core market share, making strategic investments, and driving go-to-market initiatives to position the company for success as we navigate potential macroeconomic headwinds in FY24. We remain committed to driving double-digit long-term growth while being prudent stewards of shareholder capital," concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "We are pleased with our Q1 financial and operational performance. Our topline growth and operating leverage enabled us to double our EPS from the prior year, and generate $71.3 million in free cash flow. We repurchased another $24.9 million worth of shares and our net cash position grew to $26.9 million. Looking ahead at FY24, we expect changing customer buying patterns based on macroeconomic conditions in certain geographies. Therefore, we expect revenue growth to be more tempered for the balance of the year. Despite these market conditions and slower revenue growth expectations, we expect continued growth of EPS of over 25% in FY24. We have taken recent actions to ensure we align our cost structure to the current level of revenue growth we expect to achieve. As a result, we believe we are well-positioned to deliver strong profitability and improved operating margins during the year."

Fiscal First Quarter Results:

•
Revenue $353.1 million, up 19% year-over-year.
•
SaaS ARR $141.0 million, up 30% year-over-year
•
GAAP diluted EPS $0.21, compared to $0.09 in the prior year quarter
•
Non-GAAP diluted EPS $0.35, compared to $0.20 in the prior year quarter
•
GAAP gross margin 60.3% compared to 56.0% in the prior year quarter
•
Non-GAAP gross margin 61.1% compared to 57.6% in the prior year quarter
•
GAAP operating margin 10.2 % compared to 5.8 % in the prior year quarter

•
Non-GAAP operating margin 17.7 % compared to 12.1% in the prior year quarter

Liquidity:

•
During Q1, we generated net cash flow from operations of $75.6 million and free cash flow of $71.3 million.
•
During Q1, we repurchased 0.9 million shares of our common stock on the open market at a total cost of $24.9 million with a weighted average price of $28.28 per share.
•
Q1 ending cash balance was $224.4 million, a decrease of $10.4 million from the end of Q4 2023 and an increase of $26.1 million from the end of Q1 in the prior year.
•
Q1 net cash was $26.9 million, an increase of $17.1 million from net cash of $9.8 million from the end of Q4 2023 and an increase of $100.1 million from net debt of $73.2 million at the end of Q1 in the prior year.

Recent Key Highlights:

•
Extreme Networks will host an Investor Day on Tuesday, Nov. 7 at the headquarters of Major League Baseball (MLB) in New York City. Topics will include an overview of the company, including an update on its strategic growth opportunities, customer highlights, go-to-market developments and the company’s outlook and longer-term financial targets. The in-person event will begin at 8:30 a.m. ET and will also be livestreamed for virtual attendees. For more information and to register for the in-person or livestreamed event, visit: https://cvent.me/kxXbGK?RefId=PR
•
Extreme continues to see significant traction around our highly differentiated fabric solutions. More than 6,000 customers around the world rely on Extreme’s network fabric solutions for simplified, secure, resilient networking benefiting from zero-touch provisioning, automation, hyper-segmentation, and simplified network management. These capabilities have helped the City of Milwaukee secure mission-critical systems, Harry Reid International Airport simplify operations, and San Diego Community College District connect 80,000 students across multiple campuses.
•
Hosted by Dubai World Trade Center (DWTC), GITEX, the world's largest technology trade show, was and powered by Extreme's wireless, fabric and cloud solutions. DWTC supports more than 180,000 attendees, 6,000 exhibitors and 30,000 devices at this massive event. Extreme Fabric is the only solution that can quickly, simply, and securely segment 3,300 individual networks in a matter of minutes. Competitive solutions take hours and introduce a significant margin of error due to their complexity.
•
A global leading fast food chain has selected ExtremeCloud SD-WAN to ensure consistent performance and improve guest experiences at its 1,500 locations across the UK. With Extreme, this industry leader has greater visibility and will be able to simplify network management across its locations, increase overall network security and optimize operations by improving performance for critical applications.
•
Extreme will deploy fabric-enabled wired networks for three new BAPS temples including the BAPS Mandir in Robbinsville, New Jersey, which is the largest Hindu temple outside of Asia. The new networks will enable BAPS to support and secure technology across its temple complexes, including multimedia displays and security cameras in exhibition halls, prayer halls and offices.

•
Sporting Clube de Portugal (Sporting CP), one of the most decorated football clubs in Portugal, chose Extreme to enhance the fan experience at its 50,000-plus seat stadium in Lisbon. With Universal Switching and Wi-Fi 6E solutions from Extreme, Sporting Club de Portugal can easily support connectivity throughout its facilities and enhance logistics and activities such as like mobile tickets, in-seat concessions sales and digital signage throughout the stadium. Extreme also completed the rollout of the highly anticipated Wi-Fi 6 network at Old Trafford Stadium for Manchester United.

Fiscal Q1 2024 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	September 30, 2023	September 30, 2022	Change
Product	$253.5	$206.3	$47.2
Subscription and support*	99.6	91.4	8.2
Total net revenue	$353.1	$297.7	$55.4
Gross margin	60.3%	56.0%	4.3%
Operating margin	10.2%	5.8%	4.3%
Net income	$28.7	$12.6	$16.1
Net income per diluted share	$0.21	$0.09	$0.12

	Non-GAAP Results
	Three Months Ended
	September 30, 2023	September 30, 2022	Change
Product	$253.5	$206.3	$47.2
Subscription and support*	99.6	91.4	8.2
Total net revenue	$353.1	$297.7	$55.4
Gross margin	61.1%	57.6%	3.5%
Operating margin	17.7%	12.1%	5.6%
Net income	$46.5	$27.1	$19.5
Net income per diluted share	$0.35	$0.20	$0.15

* Prior to fiscal 2023, subscription and support revenue was referred to as service and subscription revenue, however, the composition of subscription and support revenue has not been modified.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended
	September 30, 2023	September 30, 2022
Cash flow provided by operations	$75.6	$49.7
Less: Property and equipment capital expenditures	(4.3)	(3.1)
Total free cash flow	$71.3	$46.6

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud™ IQ (XIQ) and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net Cash (Debt) is defined as cash minus gross debt, as shown in the table below (in millions):

Cash	Gross debt	Net cash (debt)
$224.4	$197.5	$26.9

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its second quarter of fiscal 2024, ending December 31, 2023, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ2'24 Guidance – GAAP
Total net revenue	$312.0	$327.0
Gross margin	59.5%	61.5%
Operating margin	5.0%	7.4%
Net income per diluted share	$0.07	$0.12
Shares outstanding used in calculating GAAP EPS	134.3	134.3
FQ2’24 Guidance – Non-GAAP
Total net revenue	$312.0	$327.0
Gross margin	60.2%	62.2%
Operating margin	15.4%	17.3%
Net income per diluted share	$0.26	$0.31
Shares outstanding used in calculating non-GAAP EPS	134.3	134.3

The following table shows the GAAP to non-GAAP reconciliation for Q2 FY’24 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	59.5% - 61.5%	5.0% - 7.4%	$0.07 - $0.12
Estimated adjustments for:
Share-based compensation	0.5%	6.6% - 7.0%	0.16
Amortization of product intangibles	0.2%	0.2%	0.00
Amortization of non-product intangibles	—	0.2%	0.00
Restructuring	—	2.0% - 2.1%	0.05
Litigation charges	—	0.5%	0.01
System transition cost	—	0.4%	0.01
Tax adjustment	—	—	(0.04)
Non-GAAP	60.2% - 62.2%	15.4% - 17.3%	$0.26 - $0.31

The total of percentage rate changes may not equal the total change in all cases due to rounding.

For its Fiscal 2024, ending June 30, 2024, the Company is targeting:

•
Revenue to grow mid-to-high single digits
•
Non-GAAP operating margin to remain mid-to-high teens
•
EPS growth of over 25% for full year Fiscal Year 24

No reconciliation of the forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure for Extreme’s Fiscal 2024 non-GAAP operating margin target is included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, Extreme is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the first quarter results of fiscal 2024 as well as the business outlook for the second quarter of fiscal 2024 ending December 31, 2023, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Extreme Networks Q1'24 Earnings Registration Link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges, and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic and business trends; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors, including the Russia/Ukraine conflict; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$224,434	$234,826
Accounts receivable, net	131,511	182,045
Inventories	100,823	89,024
Prepaid expenses and other current assets	75,688	70,263
Total current assets	532,456	576,158
Property and equipment, net	46,336	46,448
Operating lease right-of-use assets, net	43,942	34,739
Intangible assets, net	13,857	16,063
Goodwill	392,955	394,755
Other assets	76,968	73,544
Total assets	$1,106,514	$1,141,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $675 and $674, respectively	$9,325	$34,326
Accounts payable	80,003	99,724
Accrued compensation and benefits	51,997	71,367
Accrued warranty	12,164	12,322
Current portion, operating lease liabilities	10,783	10,847
Current portion, deferred revenue	292,925	282,475
Other accrued liabilities	71,521	64,440
Total current liabilities	528,718	575,501
Deferred revenue, less current portion	232,500	219,024
Long-term debt, less current portion, net of unamortized debt issuance costs of $2,239 and $2,409, respectively	185,261	187,591
Operating lease liabilities, less current portion	40,718	31,845
Deferred income taxes	7,673	7,747
Other long-term liabilities	3,162	3,247
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 146,264 and 143,629 shares issued, respectively; 129,530 and 127,775 shares outstanding, respectively	146	144
Additional paid-in-capital	1,164,589	1,173,744
Accumulated other comprehensive loss	(16,096)	(13,192)
Accumulated deficit	(827,322)	(855,998)
Treasury stock at cost, 16,734 and 15,854 shares, respectively	(212,835)	(187,946)
Total stockholders’ equity	108,482	116,752
Total liabilities and stockholders’ equity	$1,106,514	$1,141,707

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2023	September 30, 2022
Net revenues:
Product	$253,483	$206,276
Subscription and support	99,654	91,413
Total net revenues	353,137	297,689
Cost of revenues:
Product	108,536	99,763
Subscription and support	31,665	31,218
Total cost of revenues	140,201	130,981
Gross profit:
Product	144,947	106,513
Subscription and support	67,989	60,195
Total gross profit	212,936	166,708
Operating expenses:
Research and development	58,016	50,989
Sales and marketing	91,920	78,382
General and administrative	23,873	18,547
Acquisition and integration costs	—	390
Restructuring and related charges	2,717	481
Amortization of intangible assets	511	523
Total operating expenses	177,037	149,312
Operating income	35,899	17,396
Interest income	1,226	392
Interest expense	(4,318)	(3,826)
Other income, net	432	371
Income before income taxes	33,239	14,333
Provision for income taxes	4,563	1,748
Net income	$28,676	$12,585

Basic and diluted income per share:
Net income per share – basic	$0.22	$0.10
Net income per share – diluted	$0.21	$0.09

Shares used in per share calculation – basic	128,782	130,289
Shares used in per share calculation – diluted	133,463	132,933

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$28,676	$12,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,865	4,953
Amortization of intangible assets	1,944	4,128
Reduction in carrying amount of right-of-use asset	2,931	3,063
Provision for doubtful accounts	75	23
Share-based compensation	19,919	13,789
Deferred income taxes	(65)	(85)
Non-cash interest expense	266	552
Other	(144)	(3,595)
Changes in operating assets and liabilities:
Accounts receivable	50,459	25,347
Inventories	(11,946)	(2,671)
Prepaid expenses and other assets	(6,841)	(318)
Accounts payable	(20,097)	(591)
Accrued compensation and benefits	(19,488)	(6,564)
Operating lease liabilities	(3,297)	(3,952)
Deferred revenue	21,978	9,699
Other current and long-term liabilities	6,400	(6,629)
Net cash provided by operating activities	75,635	49,734
Cash flows from investing activities:
Capital expenditures	(4,314)	(3,139)
Net cash used in investing activities	(4,314)	(3,139)
Cash flows from financing activities:
Payments on revolving facility	(25,000)	—
Payments on debt obligations	(2,500)	(37,125)
Repurchase of common stock	(24,889)	—
Payments for tax withholdings, net of proceeds from issuance of common stock	(29,072)	(3,999)
Deferred payments on an acquisition	—	(1,000)
Net cash used in financing activities	(81,461)	(42,124)

Foreign currency effect on cash and cash equivalents	(252)	(649)

Net increase (decrease) in cash and cash equivalents	(10,392)	3,822

Cash and cash equivalents at beginning of period	234,826	194,522
Cash and cash equivalents at end of period	$224,434	$198,344

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, system transition costs, litigation charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, and legal and professional fees related to the acquisition of Ipanema. Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended
	September 30, 2023	September 30, 2022
Revenues – GAAP	$353,137	$297,689

Non-GAAP Gross Margin	Three Months Ended
	September 30, 2023	September 30, 2022
Gross profit – GAAP	$212,936	$166,708
Gross margin – GAAP percentage	60.3%	56.0%
Adjustments:
Share-based compensation expense, Product	483	374
Share-based compensation expense, Subscription and support	866	672
Amortization of intangibles, Product	1,144	2,772
Amortization of intangibles, Subscription and support	272	815
Total adjustments to GAAP gross profit	$2,765	$4,633
Gross profit – non-GAAP	$215,701	$171,341
Gross margin – non-GAAP percentage	61.1%	57.6%

Non-GAAP Operating Income	Three Months Ended
	September 30, 2023	September 30, 2022
GAAP operating income	$35,899	$17,396
GAAP operating income percentage	10.2%	5.8%
Adjustments:
Share-based compensation expense, cost of revenues	1,349	1,046
Share-based compensation expense, R&D	4,377	3,090
Share-based compensation expense, S&M	6,988	4,639
Share-based compensation expense, G&A	7,205	5,014
Acquisition and integration costs	—	390
Restructuring charges	2,717	481
Litigation charges	1,460	—
System transition costs	569	—
Amortization of intangibles	1,927	4,110
Total adjustments to GAAP operating income	26,592	18,770
Non-GAAP operating income	$62,491	$36,166
Non-GAAP operating income percentage	17.7%	12.1%

Non-GAAP Net Income	Three Months Ended
	September 30, 2023	September 30, 2022
GAAP net income	$28,676	$12,585
Adjustments:
Share-based compensation expense	19,919	13,789
Acquisition and integration costs	—	390
Restructuring charge, net of reversal	2,717	481
Litigation charges	1,460	—
System transition costs	569	—
Amortization of intangibles	1,927	4,110
Tax effect of non-GAAP adjustments	(8,728)	(4,268)
Total adjustments to GAAP net income	$17,864	$14,502
Non-GAAP net income	$46,540	$27,087

Earnings per share
GAAP net income per share – diluted	$0.21	$0.09
Non-GAAP net income per share – diluted	$0.35	$0.20

Shares used in net income per share – diluted:
GAAP Shares used in per share calculation – basic	128,782	130,289
Potentially dilutive equity awards	4,681	2,644
GAAP and Non-GAAP shares used in per share calculation – diluted	133,463	132,933